UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   January 28, 2004 (January 28, 2004)

Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (I.R.S. Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400,
Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip code)

(414) 212-5299
(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events and Regulation FD Disclosure

William H. Gray, III, a director of Rockwell Automation, Inc. and President and CEO of The College Fund/UNCF, has announced that he will be retiring from The College Fund/UNCF on March 31, 2004, having served in that position since 1991.

In keeping with his planned retirement from The College Fund/UNCF, Mr. Gray has also informed Rockwell Automation that he plans to retire from two corporate Boards so that he will serve on not more than six public company Boards of Directors by the end of the 2004 proxy season. He has advised Electronic Data Systems Corporation that he will retire from their Board on May 20, 2004. Mr. Gray plans to announce a further retirement from another corporate Board by April 2004, but will remain on Rockwell Automation’s Board if re-elected at the Annual Meeting of Shareowners on February 4, 2004.

(Page 2 of 3 Pages)

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By:	/s/ William J. Calise, Jr.

William J. Calise, Jr. Senior Vice President, General Counsel and Secretary

Date: January 28, 2004 (Page 3 of 3 Pages)